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                                                                   Exhibit 5

                                              First Allmerica Financial Life
[LOGO]                                                     Insurance Company
FULCRUM SEPARATE ACCOUNT             440 Lincoln Street, Worcester, MA 01653
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Please Print Clearly
  1.  ANNUITANT
First              MI              Last

________________________________________________
Street Address                     Apt.

________________________________________________
City                  State              Zip
Daytime Telephone     / / Male    Date of Birth
(    )                / / Female     /    /
________________________________________________


Social Security Number _________________________


Please Print Clearly
  2.  OWNER     Complete this section only if (check one):
   / / The owner is other than the annuitant, or
   / / This is a joint owner with the annuitant
First              MI              Last

________________________________________________
Street Address                     Apt.

________________________________________________
City                  State              Zip
Daytime Telephone  Date of Birth  Date of Trust
(    )                /    /         /    /
________________________________________________


Social Security/Tax I.D. Number ________________


  3.  BENEFICIARY
Primary               Relationship to Annuitant

________________________________________________
Contingent         Relationship to Annuitant

________________________________________________

  4.  OPTIONAL RIDERS
Check all Riders that apply:   / / Enhanced Death Benefit Rider
/ / Living Benefits Rider      / / Disability Rider


  5.  TYPE OF PLAN
/ / Nonqualified                     / / 403(b) TSA*
/ / Nonqualified Def. Comp.          / / 408(b) IRA
/ / 401(a) Pension/Profit Sharing*   / / 408(k) SEP-IRA*
/ / 401(k) Profit Sharing*           / / 457 Def. Comp.
*Attach required additional forms.


  6.  INITIAL PAYMENT
Initial Payment  $____________________________________________
                   Make check payable to Allmerica Financial.

If IRA or SEP-IRA application, the applicant has received a Disclosure Buyer's Guide and this payment is a (check one):

/ / Rollover      / / Trustee to Trustee Transfer

/ / Regular or SEP-IRA Payment for Tax Year _______


  7.  ALLOCATION OF PAYMENTS

___% Value Portfolio      ___% International
___% Value Portfolio      ___% Global Strategic
___% Growth Portfolio          Income Portfolio
___% International Growth ___% Global Interactive/
     Portfolio                 Telecomm Portfolio
                          ___% Money Market
                          ___% Fixed Account
                          ___% _____________

Guarantee Period Accounts (GPA) ($1,000 minimum per Account)
___% 2 Year       ___% 5 Year         ___% 8 Year
___% 3 Year       ___% 6 Year         ___% 9 Year
   % 4 Year       ___% 7 Year         ___% 10 Year
         (ALL ALLOCATIONS ABOVE MUST TOTAL 100%)
________________________________________________

SECURE YOUR FUTURE PROGRAM

/ / Allocate a portion of my initial payment to the _______ year
    GPA such that, at the end of the guarantee period, the GPA will have grown to an amount equal to the total initial payment assuming no withdrawals or transfers of any kind. The remaining balance will be applied as indicated above in Section 7.
________________________________________________

/ / I elect Automatic Account Rebalancing (AAR) among the above accounts (excluding Fixed and Guarantee Period Accounts)
    starting on the 16th day after issue date and continuing every:
    / / 1        / / 2       / / 3       / / 6       / / 12 Months
________________________________________________

Note: If the contract applied for provides for a full refund of the initial payment under its "Right to Examine" provision, that portion of each payment not allocated to the Fixed Account will be allocated solely to the Money Market Portfolio during its first 15 days. Reallocation will then be made as specified.


  8.  REPLACEMENT
Will the proposed contract replace or change any existing annuity or insurance policy?
/ / No   / / Yes (If yes, list company name and policy number) _______________

  9.  TELEPHONE TRANSFER

I/We authorize and direct First Allmerica Financial Life Insurance Company to accept telephone instructions from any person who can furnish proper identification to effect transfers and future payment allocation changes. I/We agree to hold harmless and indemnify First Allmerica Financial Life Insurance Company and its affiliates and their collective directors, employees and agents against any claim arising from such action.

/ / I/We DO NOT accept this telephone transfer privilege.

1119(11/96)                                                          GATEC-10


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  10.  DOLLAR COST AVERAGING
Please transfer $ ________________ from (check ONE source account):
                   ($100 minimum)
/ / Fixed Account  / / Government Securities  / / Money Market
Every:   / / 1       / / 2      / / 3      / / 6      / / 12 Months
To:   $ _______ Value Portfolio
      $ _______ Growth Portfolio
      $ _______ International Growth Portfolio
      $ _______ Global Strategic Income Portfolio
      $ _______ Global Interactive/Telecomm Portfolio
      $ _______ Money Market
      $ _______ Fixed Account
      $ _______ ______________________

Dollar Cost Averaging (DCA) begins on the 16th day after the issue date and ends when the source account value is exhausted. DCA INTO THE FIXED OR GUARANTEE PERIOD
ACCOUNTS IS NOT AVAILABLE.


  11.  MONTHLY AUTOMATIC PAYMENTS (MAP)
/ / I wish to authorize monthly automatic deductions from my checking account for application to this contract. ATTACH
    COMPLETED MAP APPLICATION (FORM 1968) AND VOIDED CHECK.


  12.  SYSTEMATIC WITHDRAWALS
Please withdraw $ ________________
                   ($100 million)
Every:   / / 1       / / 2      / / 3      / / 6      / / 12 Months
______% From _______________________________________________________
______% From _______________________________________________________
______% From _______________________________________________________
______% From _______________________________________________________
______% From _______________________________________________________

PLEASE   / / Do Not Withhold Federal Income Taxes
         / / Do Withhold at 10% or ________ (% or $)

Systematic withdrawals begin on the 16th day after the issue date and are not available from the Guarantee Period Accounts.

/ / I wish to use Electronic Funds Transfer (Direct Deposit).
    I authorize the Company to correct electronically any overpayments or erroneous credits made to my account.

ATTACH A VOIDED CHECK.


  13.  OPTIONAL BILLING REMINDERS
/ / I wish to receive periodic reminders that I can include with future remittances.
ATTACH COMPLETED REQUEST FOR PAYMENT REMINDERS (FORM SML-1203).


  14.  REMARKS

______________________________________________________________________________

______________________________________________________________________________


  15.  SIGNATURES

I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT. I/We understand that unless I/we elect otherwise, the Annuity Date will be the earlier of the date, if any, selected by the Owner, or the later of the Annuitant's 85th birthday or the birthday following the tenth contract anniversary, not to exceed age 90.


______________________________________________________________________________
Signature of Owner                  Signed at (City and State)         Date


______________________________________________________________________________
Signature of Joint Owner


  16.  REGISTERED REPRESENTATIVE / DEALER INFORMATION

Does the contract applied for replace an existing annuity or life insurance policy? / / Yes (attach replacement forms as required) / / No I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.

                                   Comm. Code:         Tel.# (       )

______________________________________________________________________________
Signature of Registered Representative


______________________________________________________________________________
Printed Name of            B/D Client Acct. #    Printed Name of Broker/Dealer
Registered Representative                               (   )

______________________________________________________________________________
Branch Office Street Address for Contract Delivery  Telephone of Broker/Dealer